  filed with the Securities and Exchange Commission on June 8, 1995
                                            Registration No. 33-
___________________________________________________________________________

               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549
                        -----------------


                            FORM S-8
                     REGISTRATION STATEMENT
                             under
                   THE SECURITIES ACT OF 1933

                         --------------

                       GTS DURATEK, INC.
     (Exact name of registrant as specified in its charter)

                 8955 Guilford Road, Suite 200
                   Columbia, Maryland  21046
Delaware                (Address of principal               22-2476180
(State or other          executive offices)                (I.R.S.
jurisdiction of                                            Employer
incorporation or                                           Identification
 organization)                                              No.)
                      AMENDED AND RESTATED
                   1984 STOCK OPTION PLAN OF
                       GTS DURATEK, INC.
                    (Full title of the plan)

    ROBERT E. PRINCE                             Copy to:
    President and Chief Executive Officer        HENRY D. KAHN
    GTS Duratek, Inc.                            Piper & Marbury L.L.P.
    8955 Guilford Road, Suite 200                36 South Charles Street
    Columbia, Maryland  21046                    Baltimore, Maryland  21201
    (410) 312-5100                               (410) 576-1686

              (Name, address and telephone number,
           including area code, of agent for service)
                         --------------

                CALCULATION OF REGISTRATION FEE

- ---------------------------------------------------------------------------------------------------------------------------------
Title of           Amount         Proposed maxi-          Proposed maxi-       Amount of
securities to      to be          mum offering            mum aggregate        registration
be registered      registered     price per share         offering price       fee
- --------------     ----------     ----------------        ---------------      ----------
Common Stock
(par value         1,800,000       $5.125*                 $9,225,000           $3,182
$.01 per share)

 ----------------------------------------------------------------------------------------------------------------------------------

*Computed in accordance with Rule 457(c) based on the closing price of the registrant's common stock on June 2, 1995.

                            PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents have been filed by GTS Duratek, Inc. (the "Company") with the Securities and Exchange Commission and are incorporated herein by reference: (a) Annual Report on Form 10-K for the year ended December 31, 1994 and (b) the description of the Company's common stock contained in its Registration Statement on Form 8-A, as amended on June 7, 1995 (file number 33-
               ).

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The documents required to be so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.  [Not required].

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Certain legal matters in connection with the issuance of the Common Stock offered by this Registration Statement are being passed upon for the Company by Piper & Marbury L.L.P., Baltimore, Maryland.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Company's By-laws provide that the Company shall, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto. In addition, the Company's Certificate of Incorporation eliminates personal liability of its directors to the full extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, as amended from time to time.

        Section 145 of the General Corporation Law of the State of Delaware permits a corporation to indemnify its directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

        Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED. Not applicable.

ITEM 8.   EXHIBITS.

Exhibit
Number    Description
- ------    ------------

 4.1      Amended and Restated 1984 Stock Option Plan of the Company.

 4.2      Form of Non-Qualified Stock Option Agreement.

 5        Opinion of Piper & Marbury L.L.P. (contains Consent of Counsel).

 10.1 Amended and Restated 1984 Stock Option Plan of the Company (contained in Exhibit 4.1).

 10.2     Form of Non-Qualified Stock Option Agreement (contained in Exhibit
          4.2).

 24.1     Consent of Counsel (contained in Exhibit 5).

 24.2     Consent of Independent Accountants.

 25       Power of Attorney.

ITEM 9.   UNDERTAKINGS.

A.  Employee Plans on Form S-8.

        The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.  Filings Incorporating Subsequent Exchange Act Documents by Reference.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  Indemnification.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, and the State of Maryland on this 7th day of June, 1995.

                              GTS DURATEK, INC.


                              By: /s/ Robert E. Prince
                                  -----------------------------
                                 Robert E. Prince
                                 President and Chief Executive Officer

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on June 8, 1995 and in the capacities indicated.

Signature                                    Title and Capacity
- ---------                                    -------------------


/s/ Daniel A. D'Aniello                      Chairman of the Board of Directors
- ------------------------------
Daniel A. D'Aniello



/s/ William E. Conway                        Director
- ------------------------------
William E. Conway



/s/ Jerome I. Feldman                        Director
- ------------------------------
Jerome I. Feldman



/s/ Martin M. Pollak                          Director
- ------------------------------
Martin M. Pollak



/s/ Earle C. Williams                         Director
- ------------------------------
Earle C. Williams



/s/ Steven J. Gilbert                         Director
- ------------------------------
Steven J. Gilbert





/s/ Robert E. Prince                         President and Chief Executive
- ------------------------------               Officer and Director
Robert E. Prince



/s/ Robert F. Shawver                        Executive Vice President, Chief
- ------------------------------

Robert F. Shawver                            Financial Officer and Director
                                             (Principal Financial Officer)



/s/ Craig T. Bartlett                        Controller (Principal Accounting
- ------------------------------               Officer)
Craig T. Bartlett

                         EXHIBIT INDEX

Exhibit
Number    Description                                                    Page
- ------    -----------                                                    -----
 4.1      Amended and Restated 1984 Stock Option Plan of the Company.    ___

 4.2      Form of Non-Qualified Stock Option Agreement.                  ___

 5        Opinion of Piper & Marbury L.L.P. (contains                    ___
          Consent of Counsel).

 10.1     Amended and Restated 1984 Stock Option Plan of the Company     ___
          (contained in Exhibit 4.1).

 10.2     Form of Non-Qualified Stock Option Agreement                   ___
          (contained in Exhibit 4.2).


 24.1     Consent of Counsel (contained in Exhibit 5).                   ___

 24.2     Consent of Independent Accountants.                            ___

 25       Power of Attorney.                                             ___